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                                                                       EXHIBIT 5

                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007



                                 April 1, 1999


AK Steel Corporation
AK Steel Holding Corporation
703 Curtis Street
Middletown, Ohio  45043

Ladies and Gentlemen:

            We have acted as counsel to each of AK Steel Corporation, a Delaware corporation ("AK Steel"), and AK Steel Holding Corporation, a Delaware corporation ("AK Holding"), in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 with respect to $450,000,000 aggregate principal amount of AK Steel's 7-7/8% Senior Notes Due 2009 (the "Notes") to be issued under an Indenture, dated as of February 10, 1999 (the "Indenture"), by and among AK Steel, AK Holding, as guarantor, and Fifth Third Bank, as trustee (the "Trustee"). The Notes will be unconditionally guaranteed on a senior basis by AK Holding pursuant to a guarantee contained in the Indenture (the "Guarantee").

            In so acting, we have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Indenture, the form of Note set forth in the Indenture, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of each of AK Steel and AK Holding, and have made such inquiries of those officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.






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AK Steel Corporation
AK Steel Holding Corporation
April 1, 1999
Page 2


            In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of each of AK Steel and AK Holding. In addition, we have assumed that the Notes will be executed and delivered substantially in the form examined by me.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

            1. The Notes have been duly authorized for issuance and, when duly executed by AK Steel, authenticated by the Trustee pursuant to the terms of the Indenture and delivered in exchange for securities of like tenor and principal amount in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and will constitute the legally binding obligations of AK Steel entitled to the benefits of the Indenture in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity.

            2. The Guarantee has been duly authorized and will constitute the legally binding obligation of AK Holding, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity.

            The opinions herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.
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AK Steel Corporation
AK Steel Holding Corporation
April 1, 1999
Page 3

            We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Registration Statement. We also consent to any and all references to our firm under the caption "Legal Matters" in the Prospectus that is part of the Registration Statement.





                                    Very truly yours,

                                    /s/ WEIL, GOTSHAL & MANGES LLP